Exhibit 5.1

HUNTON ANDREWS KURTH LLP 200 PARK AVENUE NEW YORK, NY 10166-0005 TEL 212 • 309 • 1000 FAX 212 • 309 • 1100

April 30, 2021

PG&E Corporation
77 Beale Street
San Francisco, California 94105

Re:	PG&E Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as counsel to PG&E Corporation, a California corporation (the “Company”), in connection with the proposed issuance and sale by the Company of shares of the Company’s common stock, no par value, having an aggregate gross sales price of up to $400,000,000 (collectively, the “Securities”), at any time and from time to time pursuant to (i) the Equity Distribution Agreement, dated April 30, 2021 (the “Distribution Agreement”) among the Company and Barclays Capital Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, in their capacity as agents (the “Managers”) and forward sellers (the “Forward Sellers”) and Barclays Bank PLC, Bank of America, N.A., Credit Suisse Capital LLC and Wells Fargo Bank, National Association, in their capacity as forward purchasers (the “Forward Purchasers”) and (ii) separate letter agreements in the form attached as Exhibit D to the Agreement (each a “Forward Confirmation”) that may from time to time be entered into with any of the Forward Purchasers.

In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement on Form S-3ASR (Registration Statement No. 333-253630-01) filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2021 (the “Registration Statement”), with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an unlimited aggregate amount of various securities of the Company and its subsidiaries, including the Securities, to be issued from time to time by the Company, and the exhibits filed therewith, including the prospectus constituting a part thereof, dated February 26, 2021, and the final prospectus supplement, dated April 30, 2021 (collectively, the “Prospectus”).  We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.  We have assumed: (i) the genuineness of all signatures; (ii) the legal capacity of natural persons; (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

ATLANTA   AUSTIN   BANGKOK   BEIJING   BOSTON   BRUSSELS   CHARLOTTE   DALLAS   DUBAI   HOUSTON   LONDON   LOS ANGELES
MIAMI   NEW YORK   NORFOLK   RICHMOND   SAN FRANCISCO   THE WOODLANDS   TOKYO TYSONS
WASHINGTON, DC
www.HuntonAK.com

PG&E Corporation
April 30, 2021

Based upon the foregoing and such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth herein, and subject to the limitations, assumptions and qualifications noted herein, we are of the opinion that (i) the Securities to be issued and sold by the Company pursuant to the Distribution Agreement have been duly authorized and, when issued and delivered by the Company in accordance with the Distribution Agreement, the Securities will be validly issued, fully paid and nonassessable and (ii) the Company has duly authorized the issuance and sale of the Securities to the Forward Purchasers pursuant to the Forward Confirmations (if any) and, when the terms of any Forward Confirmation and of the issue and sale of the Securities pursuant thereto have been duly established in accordance with the Distribution Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and when issued upon physical settlement or net share settlement, as applicable, in accordance with such Forward Confirmation, such Securities will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of California.

We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement.  We hereby consent to such use of our name therein and the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  This opinion letter is limited to the matters stated in this opinion letter, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter.  This opinion letter is given as of the date hereof.  We assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP
Hunton Andrews Kurth LLP

13936/13935/14929/09310